Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2018, relating to the consolidated financial statements and the effectiveness of Mid Penn Bancorp, Inc.’s internal control over financial reporting, which are incorporated by reference in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

May 31, 2018